United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2008

City National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10521	95-2568550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City National Center, 400 North Roxbury Drive, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (310) 888-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 27, 2008, City National Corporation, the parent company of wholly owned City National Bank, (the "company") announced that the company has obtained preliminary approval of its application for the United States Treasury Department to invest approximately $395 million in the company's preferred stock and warrants.

The U.S. Treasury introduced the Capital Purchase Program on October 14, 2008. Following the participation of nine of the nation's largest banks, the Treasury has encouraged a select number of healthy regional banks to participate in the program to increase capital and lending capacity in the system to help the nation's economy. The Treasury's term sheet with additional detail about the Capital Purchase Program is available on the Treasury's website at http://www.ustreas.gov.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information is being furnished under Item 8.01 (Other Events) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Press release dated October 27, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

City National Corporation (Registrant)
October 27, 2008 (Date)	/s/ CHRISTOPHER J. CAREY Christopher J. Carey Executive Vice President and Chief Financial Officer (Authorized Officer and Principal Financial Officer)